Exhibit 1.1

FOUNDATION COAL HOLDINGS, INC.

11,500,000 Shares
Common Stock, par value $0.01 per Share

Underwriting Agreement

September     , 2005

Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

UBS Securities LLC

Bear, Stearns & Co. Inc.

Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Natexis Bleichroeder Inc.

Johnson Rice & Company L.L.C.

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York  10036

Ladies and Gentlemen:

The selling stockholders of Foundation Coal Holdings, Inc., a corporation organized under the laws of Delaware (the “Company”), named in Schedule I hereto (the “Selling Stockholders”) propose to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), 10,000,000 shares of the common stock, par value $0.01 per share, of the Company (the “Firm Shares”).

The Selling Stockholders also propose to issue and sell to the several Underwriters not more than an additional 1,500,000 shares of common stock, par value $0.01 per share, of the Company (the “Additional Shares”) if and to the extent that Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. (the “Managers”), as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 per share, of the Company are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

1.                                       Representations and Warranties.

(A)                              The Company represents and warrants to each Underwriter as set forth below in this Section 1:

(i)                                     The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(ii)                                  (a)  The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (c) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters through the Managers specifically for inclusion therein.

(iii)                               The Company is not, and after giving effect to the offering and sale of the Shares by the Selling Stockholders, will not be an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.

(iv)                              The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(v)                                 Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(vi)                              The Company and each of its “significant subsidiaries” (as defined in Regulation S-X under the Securities Act) has been duly incorporated or formed and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so incorporated or formed or qualified, have such power or authority or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(vii)                           All the outstanding shares of capital stock of each significant subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the significant subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance (other than liens, encumbrances and restrictions imposed in favor of the lenders under the Company’s existing senior secured credit agreement described in the Prospectus or permitted thereunder).

(viii)                        (a)  This Agreement has been duly authorized, executed and delivered by the Company; and (b) the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(ix)                                The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(x)                                   No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement (including without limitation the issuance of the Shares), except such (a) as may be required under the blue sky laws of any jurisdiction in which the Shares are offered and sold or (b) as shall have been obtained or made prior to the Closing Date.

(xi)                                None of the execution and delivery of this Agreement, the sale of the Shares or the consummation of any of the transactions herein contemplated will, as of the Closing Date, conflict with or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (a) the charter or bylaws or other organizational document of the Company or any of its significant subsidiaries; (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its significant subsidiaries is a party or bound or to which its or their property is subject; or (c) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its significant subsidiaries or any of its or their properties other than in the case of clauses (b) and (c), such breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xii)                             The consolidated historical financial statements of RAG American Coal Holding, Inc. and its consolidated subsidiaries included in the Prospectus present fairly the financial condition, results of operations and cash flows of RAG American Coal Holding, Inc. and its consolidated subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with Accounting Principles Generally Accepted in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the captions “Summary Historical and Pro Forma Financial Data” and “Selected Historical Consolidated Financial Data” in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein; the pro forma financial statements included in the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the offering of the Shares; the related pro forma adjustments give appropriate effect to those assumptions except that those adjustments exclude the allocation of any fair value adjustments for inventories, owned surface and coal lands, leased mineral rights, property, plant and equipment, coal supply agreements or other intangible assets and the related cost of coal sales, depreciation, depletion or amortization expense that would result from such an allocation; the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus.

(xiii)                          No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

(xiv)                         As of the Closing Date, each of the Company and its subsidiaries will own or lease all such properties as are necessary to the conduct of its operations as presently conducted except as would not reasonably be expected to have a Material Adverse Effect.

(xv)                            Neither the Company nor any of its subsidiaries is in violation or default of (a) any provision of its charter or bylaws or any equivalent organizational document; (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (c) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than in the cases of clauses (b) and (c), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.

(xvi)                         Ernst & Young, LLP, who have audited certain financial statements of RAG American Coal Holding, Inc. and its consolidated subsidiaries and certain financial statements of Foundation Coal Holdings, Inc. and delivered their reports with respect to the audited consolidated financial statements included in the Prospectus, is an independent registered public accounting firm with respect to RAG American Coal Holding, Inc. (now known as Foundation American Coal Holdings, LLC) and Foundation Coal Holdings, Inc. within the meaning of the Act.

(xvii)                      The Company has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto)) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

(xviii)                   No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by its employees or any of its or its subsidiaries’ employees, except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

(xix)                           The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law.

(xx)                              No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or any other subsidiary, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or any other subsidiary any loans or advances to such subsidiary from the Company or any other subsidiary or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) (including prohibitions imposed under Foundation PA Coal LLC’s existing senior secured credit agreement and the indenture governing Foundation PA Coal LLC’s outstanding 7 1/4% senior notes due 2014 described in the Prospectus).

(xxi)                           The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

(xxii)                        The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiii)                     The Company and its subsidiaries are (a) in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (b) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (c) have not received notice of any actual or potential liability under any Environmental Law; and (d) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, liability or naming as a “potentially responsible party” would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

(xxiv)                    Each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA and the Code except where noncompliance would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA or any other liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect.

(xxv)                       No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in the Prospectus or Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed in other than good faith.

(xxvi)                    No holders of the Company’s Common Stock have rights to include such Common Stock in the Registration Statement.

(xxvii)                 There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, solely to the extent that the Sarbanes Oxley Act has been applicable to the Company.

(B)                                Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)                                     All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)                                  The sale of the Shares by such Selling Stockholder, the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not, in any material respect as of the Closing Date (as defined in Section 4 hereof), conflict with or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to (a) the charter or bylaws or other organizational document of such Selling Stockholder (if such Selling Stockholder is a corporate entity); (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or bound or to which its property is subject; or (c) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Selling Stockholder or any of its properties;

(iii)                               Such Selling Stockholder is, and immediately prior to the Closing Date and each Option Closing Date (as defined in Section 2 hereof) such Selling Stockholder will be, the owner of the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares as directed by the Underwriters, to a nominee designated by The Depository Trust Company (“DTC”) and the crediting of such Shares on the records of DTC to securities accounts of the respective Underwriters and payment therefor pursuant hereto, (a) DTC will be a “protected purchaser” (as defined under Section 8-303 of the Uniform Commercial Code of

Delaware (the “Delaware UCC”)) provided that it has no “notice” of an adverse claim within the meaning of Section 8-105 of the Delaware UCC, (b) the respective Underwriters will acquire a security entitlement in respect of such Shares under Section 8-501 of the Uniform Commercial Code of New York (the “New York UCC”) and (c) no action based on an adverse claim to such security entitlement may be asserted against the respective Underwriters provided that they have no “notice” of an adverse claim within the meaning of Section 8-105 of the New York UCC;

(iv)                              Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares to be sold by such Selling Stockholder;

(v)                                 To the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus used in connection with the offering of the shares (a “Preliminary Prospectus”), the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that it is understood and agreed that, for purposes of this Agreement, including Section 8 hereof, the only such information furnished by such Selling Stockholder consists of the information in the Prospectus contained under the caption “Principal and Selling Stockholders”, insofar as it relates to such Selling Stockholder and the beneficial owners of such Selling Stockholder; and

(vi)                              In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Closing Date (as defined in Section 4 hereof) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

Any certificate signed by any officer of the Company or any Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company or the Selling Stockholder, as applicable, as to matters covered thereby, to each Underwriter.

2.                                       Agreements to Sell and Purchase.  Each of the Selling Stockholders hereby severally and not jointly agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter

stated, agrees, severally and not jointly, to purchase from the Selling Stockholders at $          a share (the “Purchase Price”) the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,500,000 Additional Shares at the Purchase Price.  You may exercise this right on behalf of the Underwriters in whole or in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Each Selling Stockholder hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares; provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (C) grants, issuances, exercises or withholdings under any existing employee benefit plans or related agreements, (D) transfers of shares of Common Stock or any security convertible, exchangeable for or exercisable into Common Stock as a bona fide gift or gifts as a result of the operation of law or testate or intestate succession, (E) transfers by the undersigned to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held, directly or indirectly, by the undersigned or (F) distributions of shares of Common Stock or any security convertible, exchangeable for or exercisable into Common Stock to limited partners or stockholders of a Selling Stockholder; provided that in the case of any transfer or distribution pursuant to clause (D), (E) or (F), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of Exhibit A hereto and (ii) the undersigned and recipient shall not be required to, and shall not voluntarily, file a report under the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the foregoing sentence.  In addition, each Selling Stockholder agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, provided that a Selling Stockholder may issue to the Company a notice of demand pursuant to the Registration Rights Agreement of the Company dated July 30, 2004 so long as no registration statement is filed during such 90 day period.

Each Selling Stockholder severally and not jointly also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of such Selling Stockholder’s shares of Common Stock except in compliance with the foregoing restrictions.

3.                                       Terms of Public Offering.  The Company and the Selling Stockholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company and the Selling Stockholders are further advised by you that the Shares are to be offered to the public initially at $            a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $            a share under the Public Offering Price.

4.                                       Payment and Delivery.  Payment for the Firm Shares shall be made to each Selling Stockholder by wire transfer in Federal or other funds immediately available in New York City against delivery of such Selling Stockholder’s Firm Shares, through the facilities of the DTC, for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on September [    ], 2005.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to each Selling Stockholder by wire transfer in Federal or other funds immediately available in New York City against delivery of such Additional Shares, through the facilities of the DTC, for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than October [    ], 2005, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Option Closing Date.”

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and

Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.                                       Agreements.  The Company agrees with each Underwriter that:

(a)                                  The Company will furnish to each Underwriter and to counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and will furnish to the Underwriters during the period referred to in paragraph (c) below, as many copies of the Prospectus and any amendments and supplements thereto as they may reasonably request no later than 5:00 p.m., New York City time, on the day immediately following the date hereof.

(b)                                 The Company will not make any amendment or supplement to the Prospectus without the prior written consent of the Managers (not to be unreasonably withheld or delayed).

(c)                                  If at any time when a prospectus relating to the shares is required to be delivered under the Act, any event occurs as a result of which, in the opinion of counsel for the Underwriters and counsel for the Company and for the Selling Stockholders, it is necessary to amend or supplement the Prospectus, as then amended or supplemented, (i) in order that the Prospectus would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) comply with applicable law, the Company will promptly (A) notify the Underwriters of any such event; (B) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (C) supply any supplemented or amended Prospectus to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(d)                                 The Company will arrange, if necessary, for the qualification of the Shares for sale by the Underwriters under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the sale of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or to subject itself to taxation in excess of a nominal amount in respect of doing business in any jurisdiction.  The Company will promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)                                  The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the

Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(f)                                    The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing (or reproduction), delivery (including postage, air freight charges and charges for counting and packaging) and filing of copies of the Preliminary Prospectus, Prospectus and the Registration Statement, and all amendments or supplements to any of the foregoing, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (ii) any stamp or transfer taxes in connection with the sale and delivery of the Shares (iii) the printing (or reproduction) and delivery of this Agreement and any blue sky memorandum delivered to investors in connection with the offering of the Shares; (iv) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc.; (vi) all costs and expenses incident to listing the Shares on the NYSE; (vi) the costs and charges of any transfer agent, registrar or depositary; (vii) the transportation and other expenses (collectively, the “Road Show Expenses”) incurred by or on behalf of the representatives of the Company in connection with presentations to prospective purchasers of the Shares; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (ix) all other costs and expenses incidental to the performance by the Company and the Selling Stockholders of their obligations hereunder; provided, however, that the Underwriters will pay one half of the cost of any chartered aircraft used in connection with presentations to prospective purchasers of the Shares.

(g)                                 The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective.  Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Managers with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Managers of such timely filing.  The Company will promptly advise the Managers (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(h)                                 The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(i)

(A)                              Without the prior written consent of the Managers on behalf of the Underwriters, the Company will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

(B)                                The restrictions contained in the preceding paragraph (A) shall not apply to (1) the Shares to be sold hereunder, (2) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (3) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares; provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (4) grants, issuances or exercises under any existing employee benefits plans or (5) the issuance of Common Stock in connection with the acquisition of, or joint venture with, another company; provided that in the case of any transfer, distribution or issuance pursuant to clause (5), (i) each donee, distributee or recipient shall sign and deliver a lock-up letter substantially in the form of Exhibit A hereto and (ii) the Company and the recipient shall not be required to, and shall not voluntarily, file a report under the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the foregoing sentence.

6.                                       Conditions to the Obligations of the Underwriters.  The obligations of the Selling Stockholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares shall be subject to the accuracy in all material respects of the representations and warranties of the Company and the Selling Stockholders contained herein at the date hereof, the Closing Date and each Option Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)                                  The Company shall have requested and caused (i) Simpson Thacher & Bartlett LLP, counsel for the Company, Blackstone FCH Capital Partners IV L.P. and Blackstone Family Investment Partnership IV-A L.P. to furnish to the Underwriters their opinion and negative assurance statement, each dated the Closing Date and, if applicable, the Option Closing Date, and addressed to the Underwriters and substantially in the form of Exhibits B and C hereto; (ii) Tom Denison, general counsel of First Reserve Fund IX, L.P., to furnish to the Underwriters his opinion, dated the Closing Date and, if applicable the Option Closing Date, and substantially in the form of Exhibit D hereto; (iii) [McGuire Woods LLP], counsel for AMCI Acquisition, LLC, to furnish to the Underwriters their opinion, dated the Closing Date and, if applicable the Option Closing Date, and substantially in the form of Exhibit E hereto; and (iv)  Greg Walker, Senior Vice President, General Counsel and Secretary of the Company and its subsidiaries, to furnish to the Underwriters his opinion dated the Closing Date and, if applicable, the Option Closing Date, and substantially in the form of Exhibit F hereto.

(b)                                 The Underwriters shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and, if applicable, the Option Closing Date, and addressed to the Underwriters, with respect to the sale of the Shares, the Prospectus and Registration Statement and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c)                                  The Company shall have furnished to the Underwriters a certificate of the Company, signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of the Company, dated the Closing Date and, if applicable, the Option Closing Date, to the effect that the signers of such certificate have carefully examined the Prospectus and Registration Statement, any amendment or supplement to the Prospectus and Registration Statement and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement that are not qualified by materiality are true and correct in all material respects, and the representations and warranties of the Company in this agreement that are qualified by materiality are true and correct, on and as of the Closing Date or the Option Closing Date, as the case may be, with the same effect as if made on the Closing Date, or the Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, or the Option Closing Date, as the case may be; and

(ii)                                  since the date of the most recent financial statements included in the Prospectus and the Registration Statement (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(d)                                 At the date hereof and at the Closing Date, the Company shall have requested and caused Ernst & Young LLP to furnish to the Underwriters a “comfort” letter, dated as of the date hereof, a bring-down “comfort” letter, dated as of the Closing Date and, if applicable, the Option Closing Date, and an “agreed-upon procedures” letter, dated as of the Closing Date, in form and substance satisfactory to the Managers, confirming that it is an independent registered public accounting firm within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information contained in the Prospectus and Registration Statement.

All references in this Section 6(d) to the Prospectus and Registration Statement include any amendment or supplement thereto at the date of the applicable letter.

(e)                                  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(f)                                    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and, if applicable, the Option Closing Date:

(i)                                     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)                                  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(g)                                 Prior to the Closing Date, and, if applicable, the Option Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(h)                                 The Shares shall have been listed on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Managers.

(i)                                     On the Closing Date, and, if applicable, the Option Closing Date, the Registration Statement shall be effective; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.

(j)                                     Each Selling Stockholder shall have furnished or caused to be furnished to you on the Closing Date, and, if applicable, the Option Closing Date, customary certificates of officers of such Selling Stockholder satisfactory to you to the effect that:

(i)                                     the representations and warranties of such Selling Stockholder in this Agreement that are not qualified by materiality are true and correct in all material respects, and the representations and warranties of such Selling Stockholder in this agreement that are qualified by materiality are true and correct, on and as of the Closing Date or the Option Closing Date, as the case may be, with the same effect as if made on the Closing Date, or the Option Closing Date, as the case may be; and

(ii)                                  such Selling Stockholder has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date or the Option Closing Date, as the case may be.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, letters, evidence and certificates mentioned above in this Section 6 shall not be reasonably satisfactory in form and substance satisfactory to the Managers and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date or, if applicable, the Option Closing Date by the Underwriters.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Company, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date.

7.                                       Reimbursement of Expenses.  If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of any of the Company or the Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, including any default pursuant to Section 10 hereof, the Company will reimburse the Underwriters severally through the Managers on demand for all reasonable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

8.                                       Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers and Affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (subject to the limitations set forth in the proviso to this sentence) agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Managers specifically for inclusion therein.  This indemnity agreement will be in addition to any liability that the Company may otherwise have.  The Company shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Company, which consent shall not be unreasonably withheld.

(b)                                 Each of the Selling Stockholders will, severally and not jointly, indemnify and hold harmless each Underwriter, the directors, officers and Affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of each Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder and the public offering price of the Shares as set forth in the Prospectus.  No Selling Stockholder shall be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such Selling Stockholder, which consent shall not be unreasonably withheld.  Each Underwriter acknowledges that the information in the Preliminary Prospectus and the Prospectus contained under the caption “Principal and Selling Stockholders”, insofar as it related to such Selling Stockholder and the beneficial ownership of such Selling Stockholder’s shares, constitutes the only information furnished in writing by or on behalf of such Selling Stockholder for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto.

(c)                                  Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each Selling Stockholder and their respective directors, officers and Affiliates, and each person who controls the Company or a Selling Stockholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Managers specifically for inclusion in the Registration Statement, Preliminary Prospectus or the Prospectus (or in any amendment or supplement thereto).  This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.  The Company and the Selling Stockholders acknowledge that, under the heading “Underwriting ,” the table after the first paragraph, the second and third sentences of the fifth paragraph and the eighth paragraph in the Preliminary Prospectus and Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto.

(d)                                 Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advise of counsel to the indemnified person); (ii)  such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advise of counsel to the indemnified person) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties.  Any such separate firm for any Underwriter, its directors, officers and Affiliates and any control person shall be designated in writing by the Managers, any such separate firm for any of the Company, its directors, officers and Affiliates and any control person shall be designated in writing by the Company and any such separate firm for any of the Selling Stockholders shall be designated in writing by such Selling Stockholder.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(e)                                  In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  Benefits received by the Company and the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions.  Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstance.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective obligations and not joint.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or a Selling Stockholder within the meaning of either the Act or the Exchange Act and each officer and director of the Company or a Selling Stockholder shall have the same rights to contribution as the Company and the Selling Stockholders, subject in each case to the applicable terms and conditions of this paragraph (e).

9.                                       Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Shares set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Shares set forth in Schedule II hereto, the Company shall be entitled to a further period of 36 hours within which to procure another party or parties reasonably satisfactory to the nondefaulting Underwriter or Underwriters to purchase no less than the amount of such unpurchased Shares that exceeds 10% of the principal amount thereof upon such terms herein set forth.  If, however, the Company shall not have completed such arrangements within 72 hours after such default and the principal amount of such unpurchased Shares exceeds 10% of the principal amount of such Shares to be purchased on such date, then this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Underwriters, the Company and its counsel shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.                                 Termination.  This Agreement shall be subject to termination in the absolute discretion and in the sole judgment of the Managers, by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your sole judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your sole judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

11.                                 Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.                                 Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to Morgan Stanley Equity Capital Markets Syndicate Desk (fax no.:  (212) 761-0316) and confirmed to Morgan Stanley at 1585 Broadway, New York, New York 10036, Attention:  General Counsel; or, if sent to the Company or the Selling Stockholders, will be mailed, delivered or telefaxed to (410) 689-7601 and confirmed to it at 999 Corporate Boulevard, Suite 300, Linthicum Heights, Maryland  21090, attention of the Legal Department.

13.                                 Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder.  No purchaser of Shares from any Underwriters shall be deemed to be a successor merely by reason of such purchase.

14.                                 Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.  The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15.                                 Counterparts.  This Agreement may be signed in one or more counterparts (which may be delivered in original form or telecopier), each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

16.                                 Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

17.                                 Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Regulation D” shall mean Regulation D under the Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

FOUNDATION COAL HOLDINGS, INC.

By:
Name:
Title:

BLACKSTONE FCH CAPITAL PARTNERS IV L.P.

By:	Blackstone Management Associates IV
L.L.C., its General Partner

By:
Name:
Title: Authorized Signatory

BLACKSTONE FAMILY INVESTMENT
PARTNERSHIP IV-A L.P.

By:	Blackstone Management Associates IV
L.L.C., its General Partner

By:
Name:
Title: Authorized Signatory

FIRST RESERVE FUND IX, L.P.

By: First Reserve GP IX, L.P., its General Partner

By: First Reserve GP IX, Inc., its General Partner

By:
Name:
Title:

AMCI ACQUISITION, LLC

By:
Name: Hans J. Mende
Title: President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Natexis Bleichroeder Inc.
Johnson Rice & Company L.L.C.

By: Morgan Stanley & Co. Incorporated

By:
Name:
Title:

SCHEDULE I

Selling Stockholders	Number of Firm Shares to be Sold	Number of Additional Shares to be Sold
Blackstone FCH Capital Partners IV L.P.
Blackstone Family Investment Partnership IV-A L.P.
First Reserve Fund IX, L.P.
AMCI Acquisition, LLC

SCHEDULE II

Underwriters	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

UBS Securities LLC

Bear, Stearns & Co. Inc.

Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Natexis Bleichroeder Inc.

Johnson Rice & Company L.L.C.

Total:	10,000,000

EXHIBIT A

[Form of Lock-up Letter]

            , 2005

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Natexis Bleichroeder Inc.
Johnson Rice & Company L.L.C.

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co., Incorporated, Citigroup Global Markets Inc., UBS Securities LLC, Bear, Stearns & Co. Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Natexis Bleichroeder Inc. and Johnson Rice & Company L.L.C.(the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Foundation Coal Holdings, Inc., a Delaware corporation (the “Company”), and the selling stockholders listed on Schedule I thereto (the “Selling Stockholders”) providing for the public offering (the “Public Offering”) by the several Underwriters of 11,500,000 shares (the “Shares”) of the Common Stock, par value $0.01 of the Company (the “Common Stock”) being sold by the Selling Stockholders.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co., Incorporated and Citigroup Global Markets Inc. (the “Managers”) on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in

A-1

cash or otherwise.  The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares; provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (C) grants, issuances, exercises or withholdings under any existing employee benefit plans or related agreements, (D) transfers of shares of Common Stock or any security convertible, exchangeable for or exercisable into Common Stock as a bona fide gift or gifts as a result of the operation of law or testate or intestate succession, (E) transfers by the undersigned to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held, directly or indirectly, by the undersigned or (F) distributions of shares of Common Stock or any security convertible, exchangeable for or exercisable into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (D), (E) or (F), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of Exhibit A to the Underwriting Agreement and (ii) the undersigned and recipient shall not be required to, and shall not voluntarily, file a report under the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the foregoing sentence.  In addition, the undersigned agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, provided that the undersigned may issue to the Company a notice of demand pursuant to the Registration Rights Agreement of the Company dated July 30, 2004 so long as no registration statement is filed during such 90 day period.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company, the Selling Stockholders and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders and the Underwriters.

Very truly yours,

(Name)

(Address)

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EXHIBIT B

September    , 2005

Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

and the other several

Underwriters named in Schedule 1

to the Underwriting Agreement

referred to below

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York  10036

Ladies and Gentlemen:

We have acted as counsel to Foundation Coal Holdings, Inc., a Delaware corporation (the “Company”), Blackstone FCH Capital Partners IV L.P., a Delaware limited partnership, and Blackstone Family Investment Partnership IV-A L.P., a Delaware limited partnership (together, the “Blackstone Selling Stockholders”), and the other selling stockholders listed in Schedule I to the Underwriting Agreement (as hereinafter defined) (collectively, the “Selling Stockholders”) in connection with the purchase by you of an aggregate of 10,000,000 shares of Common Stock, par value $0.01 per share (the “Shares”), of the Company from the Selling Stockholders pursuant to the Underwriting Agreement, dated September [14], 2005, among you, the Company and the Selling Stockholders (the “Underwriting Agreement”).

We have examined the Registration Statement on Form S-1 (File No. 333-127848) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), as it became effective under the Securities Act (the “Registration Statement”); the Company’s prospectus dated September [14], 2005 (the “Prospectus”), filed by the Company pursuant to

Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act; and the Underwriting Agreement.

We also have examined a specimen certificate representing the Common Stock of the Company.  In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents or oral statements of public officials and of officers and representatives of the Company and the Selling Stockholders, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  Our opinion that the Registration Statement has become effective under the Securities Act is based on oral advice from the staff of the Commission to that effect.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.   In addition, in connection with our opinion set forth in paragraph 3 below, we have assumed that (i) The Depository Trust Company (“DTC”) is a “securities intermediary” as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”), and the State of New York is the “securities intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the New York UCC, (ii) the Shares are registered in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintains possession of certificates representing the Shares, (iii) DTC indicates by book entries on its books that security entitlements with respect to the Shares have been credited to the Underwriters’ securities accounts and (iv) the Underwriters are purchasing the Shares without notice of any adverse claim (within the meaning of the New York UCC).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.             The Company has been duly incorporated and is validly existing and in good standing as a corporation under the law of the State of Delaware and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

2.             The Shares to be sold by the Selling Stockholders have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

3.             Each of the Blackstone Selling Stockholders has full limited partnership power, right and authority to sell the Shares to be sold by such Blackstone Selling Stockholder.  Upon the payment and transfer contemplated by the Underwriting Agreement, the Underwriters will acquire a security entitlement with respect to the Shares to be sold by the Selling Stockholders and no action based on an adverse claim may be asserted against the Underwriters.

4.             The statements made in the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute summaries of the terms of the Company’s Common Stock (including the Shares), constitute accurate summaries of the terms of such Common Stock in all material respects.

5.             The Underwriting Agreement has been duly authorized, executed and delivered by the Company and by or on behalf of each of the Blackstone Selling Stockholders and by Blackstone Management Associates IV L.L.C., a Delaware limited liability company, the general partner of each of the Blackstone Selling Stockholders (the “General Partner”).

6.             The sale of the Shares by the Blackstone Selling Stockholders and the compliance by the Blackstone Selling Stockholders with all of the provisions of the Underwriting Agreement will not breach or result in a default under any agreement or instrument identified on Schedule I attached hereto, nor will such action violate the Certificate of Formation of the Blackstone Selling Stockholders, the Limited Liability Company Operating Agreement of the General Partner, or any federal or New York statute or the Delaware Limited Liability Company Act or the Delaware Revised Uniform Limited Partnership Act, or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware Revised Uniform Limited Partnership Act or the Delaware Limited Liability Company Act, or any order known to us issued pursuant to any federal or New York statute or the Delaware Limited Liability Company Act or the Delaware Revised Uniform Limited Partnership Act, or by any court or governmental agency or body having jurisdiction over the Blackstone Selling Stockholders or the General Partner.

7.             The execution, delivery and performance by the Company of the Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, nor will such action violate the Certificate of Incorporation or By-laws of the Company or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

8.             No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law, or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the compliance by the Company with all of the provisions of the Underwriting Agreement, except for the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

9.             No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware Limited Liability Company Act or the Delaware Revised Uniform Limited Partnership Act is required for the sale of the Shares to be sold by the Blackstone Selling Stockholders and the compliance by the Blackstone Selling Stockholders with all of the provisions of the Underwriting Agreement, except for the registration under the Securities Act of such Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters.

10.           The Registration Statement has become effective under the Securities Act and the Prospectus was filed on September [__], 2005 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statements has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

11.           There are no preemptive rights under federal or New York law or under the Delaware General Corporation Law to subscribe for or purchase the Shares.  There are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, the Shares pursuant to the Company’s Certificate of Incorporation or By-laws or any agreement or other instrument filed or incorporated by reference as an exhibit to the Registration Statement.

12.           The Company is not an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law, the

Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.

This opinion letter is rendered to you in connection with the above-described transaction.  This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

EXHIBIT C

September    , 2005

Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

and the other several

Underwriters named in Schedule 1

to the Underwriting Agreement

referred to below

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York  10036

Ladies and Gentlemen:

We have acted as counsel to Foundation Coal Holdings, Inc., a Delaware corporation (the “Company”), Blackstone FCH Capital Partners IV L.P., a Delaware limited partnership, and Blackstone Family Investment Partnership IV-A L.P., a Delaware limited partnership, (together, the “Blackstone Selling Stockholders”), and the other selling stockholders listed on Schedule I to the Underwriting Agreement (as hereinafter defined) (collectively, the “Selling Stockholders) in connection with the purchase by you of an aggregate of 10,000,000 shares of Common Stock, par value $0.01 per share (the “Shares”), of the Company from the Selling Stockholders pursuant to the Underwriting Agreement, dated September [14], 2005, among you, the Company and the Selling Stockholders (the “Underwriting Agreement”).

We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement on Form S-1 (File No. 333-127848) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), as it became effective under the Securities Act (the “Registration Statement”); the Company’s prospectus dated September [14], 2005 (the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the

C-1

“Commission”) under the Securities Act; and we take no responsibility therefor, except as and to the extent set forth in numbered paragraph 4 of our opinion letter to you dated the date hereof.

In connection with, and under the circumstances applicable to the offering of the Shares, we participated in conferences with certain officers and employees of the Company, representatives of the Selling Stockholders, Ernst & Young LLP, the General Counsel of the Company, your representatives and your counsel in the course of the preparation by the Company of the Registration Statement and the Prospectus and also reviewed certain records and documents furnished to us by the Company, as well as the documents delivered to you at the closing.  Based upon our review of the Registration Statement and the Prospectus, our participation in the conferences referred to above, our review of the records and documents as described above, as well as our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder:

(i)            we advise you that each of the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no view with respect to the financial statements or other financial or statistical data contained in, or omitted from, the Registration Statement or the Prospectus; and

(ii)           nothing has come to our attention that causes us to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements or other financial or statistical data contained in, or omitted from, the Registration Statement or the Prospectus.

This letter is delivered to you in connection with the above-described transaction.  This letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

C-2

EXHIBIT D

Form of Opinion of General Counsel of First Reserve Fund IX, L.P.

1.                                       The Underwriting Agreement has been duly authorized, executed and delivered by the First Reserve Selling Stockholder.

2.                                       The sale of the Shares by the First Reserve Selling Stockholder and the compliance by the First Reserve Selling Stockholder with all of the provisions of the Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the First Reserve Selling Stockholder is a party or by which the First Reserve Selling Stockholder is bound or to which any of the property or assets of the First Reserve Selling Stockholder is subject, nor will such action violate the Certificate of Formation or Limited Liability Company Operating Agreement of the First Reserve Selling Stockholder or any federal or New York statute or the Delaware Limited Liability Company Act or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware Limited Liability Company Act or any order known to us issued pursuant to any federal or New York statute or the Delaware Limited Liability Company Act by any court or governmental agency or body having jurisdiction over the First Reserve Selling Stockholder or any of its properties.

3.                                       No consent, approval, authorization, order, registration or qualification of or with any federal or governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law, the Delaware Limited Liability Company Act or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act is required for the sale of the Shares by the Selling Stockholder and the compliance by the First Reserve Selling Stockholder with all of the provisions of the Underwriting Agreement, except for the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

4.                                       The First Reserve Selling Stockholder has full limited partnership power, right and authority to sell the Shares to be sold by the First Reserve Selling Stockholder.

D-1

EXHIBIT E

Form of Opinion of McGuire Wood LLP

1.                                       The Underwriting Agreement has been duly authorized, executed and delivered by the AMCI Selling Stockholder.

2.                                       The sale of the Shares by the AMCI Selling Stockholder and the compliance by the AMCI Selling Stockholder with all of the provisions of the Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the AMCI Selling Stockholder is a party or by which the AMCI Selling Stockholder is bound or to which any of the property or assets of the AMCI Selling Stockholder is subject, nor will such action violate the Certificate of Formation or Limited Liability Company Operating Agreement of the AMCI Selling Stockholder or any federal or New York statute or the Delaware Limited Liability Company Act or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware Limited Liability Company Act or any order known to us issued pursuant to any federal or New York statute or the Delaware Limited Liability Company Act by any court or governmental agency or body having jurisdiction over the AMCI Selling Stockholder or any of its properties.

3.                                       No consent, approval, authorization, order, registration or qualification of or with any federal or governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law, the Delaware Limited Liability Company Act or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act is required for the sale of the Shares by the Selling Stockholder and the compliance by the Company and the AMCI Selling Stockholder with all of the provisions of the Underwriting Agreement, except for the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

4.                                       The AMCI Selling Stockholder has full limited liability company power, right and authority to sell the Shares to be sold by the AMCI Selling Stockholder.

D-1

EXHIBIT F

September [  ], 2005

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Natexis Bleichroeder Inc.
Johnson Rice & Company L.L.C.

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Re:  Foundation Coal Holdings, Inc.

Ladies and Gentlemen:

I am the Senior Vice President, General Counsel and Secretary of Foundation Coal Holdings, Inc., a Delaware corporation (the “Company”), and have acted as one of the counsel for the Company and those direct and indirect subsidiaries of the Company listed on Annex I attached hereto (collectively, the “Significant Subsidiaries”) in connection with the purchase by you of an aggregate of 10,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), from the selling stockholders listed on Schedule I of the Underwriting Agreement (as defined below) (the “Selling Stockholders”) pursuant to the Underwriting Agreement, dated September [  ], 2005, between you and the Company and the Selling Stockholders (the “Underwriting Agreement”)  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein with the same meaning.

This opinion is delivered to you pursuant to Section 6 of the Underwriting Agreement.  Concurrent with the delivery of this opinion (i) Simpson Thacher & Bartlett LLP, special counsel to the Company and the Blackstone Selling Stockholders, (ii) Anne Gold, general counsel of First Reserve Fund IX, L.P. and (iii) McGuire Wood LLP, special counsel to the AMCI Selling Stockholder, are delivering to you separate opinions to which you are referred for further information regarding legal matters arising under the Underwriting Agreement.

In arriving at the opinions express below, I or the attorneys, paralegals and other professionals under my supervision (with whom I have consulted) have examined and relied on the following documents:

(i)                                     an executed copy of the Underwriting Agreement;

(ii)                                  copies of each of (i) the respective certificates of incorporation of the Company and the Significant Subsidiaries, each as amended to the date of this letter and certified by the Secretary of State of Delaware, and (ii) the respective bylaws of the Company and the Significant Subsidiaries, each as amended to the date of this letter and certified by an officer of the Company to be true and correct on the date of this letter (together, the “Organizational Documents”);

(iii)                               the Registration Statement on Form S-1 (File No. 333-127848) (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), as it became effective under the Securities Act;

(iv)                              the Company’s prospectus dated            , 2005 (the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act; and

(v)                                 such other documents as I or the attorneys, paralegals and other professionals under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In addition, I or the attorneys, paralegals or other professionals under my supervision (with whom I have consulted) have examined and relied upon, the originals, or duplicates or certified or conformed copies, of all such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and its subsidiaries and have made such other investigations of fact and law, as I have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

My opinion set forth in paragraph 2 below with respect to the ownership of the outstanding shares of capital stock of the Company and the Significant Subsidiaries is based solely upon my review of the stock ledgers of the Company and the Significant Subsidiaries.

Based upon the foregoing and subject to the qualifications and limitations stated herein, I am of the opinion that:

1.                                       Each of the Company and the Significant Subsidiaries has the corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus.

2.                                       All the outstanding shares of capital stock of each Significant Subsidiary are owned by the Company either directly or through wholly owned subsidiaries.

3.                                       To my knowledge, there are no pending or threatened actions, suits or proceedings by or before any court or governmental agency, authority or body or any arbitrator under Applicable Law to which the Company or any of its subsidiaries is a party that would be required to be described in the Registration Statement or the Prospectus and are not so described.

4.                                       The execution and delivery of the Underwriting Agreement and the performance of by the Company of its obligations thereunder does not conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the Organizational Documents of the Company, (ii) any Applicable Contract; or (iii) any Applicable Law, other than in the case of clauses (ii) and (iii), such breaches, violations, liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect, and provided that I express no opinion, in the case of clause (ii), with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company to the extent the determination of such breach or violation requires quantitative determination.

As used in this letter, (i) ”Applicable Laws” means those laws, rules or regulations of the United States of America and the State of Colorado, which, in my experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, but excluding any securities laws of any jurisdiction and the rules and regulations of the National Association of Securities Dealers, Inc. and (ii) ”Applicable Contract” means any agreement or instrument to which the Company or any of its subsidiaries is a party which are filed as an exhibit to the Registration Statement pursuant to Item 601(b) (4) or (10) of Regulation S-K.

I have not independently verified or checked the accuracy, completeness or fairness of the statements made or included in the Registration Statement, and I take no responsibility therefor.

In connection with, and under the circumstances applicable to the offering and sale of the Shares, I or attorneys, paralegals and other professionals under my supervision (with whom I have consulted) have participated in conference calls and meetings with certain officers and employees of the Company and its subsidiaries, the Selling Stockholders, representatives of Ernst & Young LLP, counsel to the Company and its subsidiaries and the Selling Stockholders and your counsel in the course of the preparation by the Company of the Registration Statement and the Prospectus.  I or attorneys, paralegals and other professionals under my supervision (with whom I have consulted) also have reviewed certain records and documents of the Company and its subsidiaries furnished to me, as well as the documents delivered to you at the closing.  Based upon our review of the Registration Statement and the Prospectus, our participation in the conference calls and meetings referred to above and our review of the records and documents as described above, no facts have come to my attention that causes me to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the date of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that I express no view or belief with respect to the financial statements, schedules or other financial or statistical data, including any pro forma financial information, contained in or omitted from the Registration Statement and Prospectus.

I am admitted to practice law in the State of Colorado, and do not express any opinion herein concerning any law other than the laws of the United States of America and the State of Colorado.  To the extent that any of my opinions set forth above are governed by the laws of any jurisdiction other than the State of Colorado or applicable federal law, I have assumed the laws of all such jurisdictions which may govern the Underwriting Agreement are identical in all respects to the laws of the State of Colorado.

This letter is rendered only to the addressees hereof and is solely for their benefit in connection with the above-described transaction.  This letter may not be relied upon, used, circulated, quoted or otherwise referred to by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

Very truly yours,

Greg A. Walker

ANNEX I
Significant Subsidiaries

Foundation American Coal Holding, LLC

Foundation American Coal Company, LLC

Foundation Coal West, Inc.

Foundation PA Coal LLC

Cumberland Coal Resources, LP

Emerald Coal Resources, LP

Riverton Coal Production, Inc.

Neweagle Industries, Inc.

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